UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2025

zSpace, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-42431	35-2284050
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

55 Nicholson Lane San Jose, California	95134
(Address of Principal Executive Offices)	(zip code)

(408) 498-4050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZSPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 8, 2025 (the “Closing Date”), zSpace, Inc. (the “Company,” “we,” “us” or “our”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Tumim Stone Capital LLC (“Tumim”). Pursuant to the Purchase Agreement, the Company has the right to sell to Tumim up to the lesser of (i) $30,000,000 worth of newly issued shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and (ii) the Exchange Cap (as defined below) (subject to certain conditions and limitations), from time to time during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company and the Company is under no obligation to sell securities pursuant to this arrangement. Shares of Common Stock may be sold by the Company pursuant to this arrangement over a period of up to 24 months after the Closing Date.

Upon the satisfaction of the conditions in the Purchase Agreement, including that a registration statement that we agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement is declared effective by the SEC and a final prospectus in connection therewith is filed with the SEC (such event, the “Commencement”), we will have the right, but not the obligation, from time to time at our sole discretion during the term of the Purchase Agreement, to direct Tumim to purchase amounts of our Common Stock as set forth in the Purchase Agreement (each, a “Share Purchase”) on any trading day, so long as, (i) at least three trading days have elapsed since the trading day on which the most recent conversion notice to purchase Common Stock under the Purchase Agreement was delivered by the Company to Tumim, (ii) at least three trading days have elapsed since the trading day on which the most recent prior not to purchase Common Stock under that certain Convertible Note, dated April 11, 2025, issued by the company to 3i LP, was delivered to the Company, (iii) the closing price of the Common Stock on the Nasdaq is above $0.01, and (iv) all Shares subject to all prior purchases by Tumim under the Purchase Agreement have theretofore been received by Tumim electronically as set forth in the Purchase Agreement.

The Company will control the timing and amount of any sales of Common Stock to Tumim. Actual sales of Shares to Tumim under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock, trading volume of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The Company has agreed to reimburse Tumim for the reasonable out-of-pocket expenses (including legal fees and expenses), up to a maximum of $25,000.

Under the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”), in no event may we issue to Tumim under the Purchase Agreement more than 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap.

In all instances, we may not sell shares of our Common Stock to Tumim under the Purchase Agreement if it would result in Tumim beneficially owning more than 4.99% of the Common Stock.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which the Company sells shares of Common Stock to Tumim. To the extent the Company sells shares under the Purchase Agreement, the Company currently plans to use any proceeds therefrom for operating expenses, working capital and other general corporate purposes.

Pursuant to the terms of the Registration Rights Agreement, we have agreed to file with the SEC one or more registration statements on Form S-1 to register for resale under the Securities Act the shares of our Common Stock that may be issued to Tumim under the Purchase Agreement. The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the 24-month anniversary after the Closing Date, (ii) the date on which Tumim shall have purchased the total commitment worth of shares of Common Stock, (iii) the date on which the Common Stock shall have failed to be listed or quoted on The Nasdaq Capital Market or any other “Eligible Market” (as defined in the Purchase Agreement), (iv) 30 trading days after the Company commences a voluntary bankruptcy proceeding or any Person commences a proceeding against the Company, or (v) the date on which a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors. The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon 5 trading days’ prior written notice to Tumim. Neither the Company nor Tumim may assign or transfer its rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to complete text of the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Note and the potential issuance of shares of Common Stock upon conversion thereof is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

10.1	Common Stock Purchase Agreement, dated July 8, 2025.

10.2	Registration Rights Agreement, dated July 8, 2025.

104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2025	zSpace, Inc.

	By:	/s/ Erick DeOliveira
Erick DeOliveira
Chief Financial Officer